UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2007

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Profit Sharing Payout for Fiscal 2006

On April 26, 2006, the Compensation Committee of the Board of Directors established certain performance goals for the Company’s officers and key employees for fiscal 2006 under a broad based profit sharing plan (the “Profit Sharing Plan”). The goals were based on the percentage of EBITDA (earnings before interest, taxes, depreciation and amortization) return on revenues in excess of a minimum threshold for the Company’s drilling operations.

On January 18, 2007, the Board of Directors approved the payment of the Company’s profit sharing plan in accordance with its terms for fiscal year 2006. The 2006 Profit Sharing Plan payout is at its maximum given that the Company’s operating results are expected to far exceed the highest threshold of 35% of EBITDA margin in 2006. The total pool is approximately $6.8 million, and will be paid to approximately 380 employees. Under the terms of the Profit Sharing Plan, each eligible employee will receive the maximum (20% of his or her base pay).

The table below reflects the payments to be made to certain executive officers under the plan. Payment will be made in cash and is expected to be paid before January 26, 2007.

Name	Title	Profit Sharing Bonus

Daniel F. McNease	Chairman, President and Chief Executive Officer	$113,333.34

Robert G. Croyle	Vice Chairman and Chief Administrative Officer	$86,666.67

John L. Buvens, Jr.	Executive Vice President, Legal	$53,333.34

Mark A. Keller	Executive Vice President, Business Development	$53,000.02

David P. Russell	Executive Vice President, Drilling	$52,333.34

William H. Wells	Vice President, Finance and Chief Financial Officer	$50,666.69

Restricted Stock Awards - Directors
On January 17, 2007, the Compensation Committee approved the grant of 1,000 restricted stock units (“RSUs”) under the Company’s Long-Term Incentive Plan to each of Mr. Robert G. Croyle and Mr. Robert E. Kramek. The Board approved such grants on January 18, 2007. Mr. Croyle recently retired as an employee of the Company but remains as a director. Mr. Robert E. Kramek was elected to the Board on January 18, 2007. Under the terms of the RSU grant, the units become fully vested on the date of our next Annual Meeting of Stockholders, but are payable in stock or cash only upon termination of service.

The Long-Term Incentive Plan was filed via Form 8-K on May 10, 2005 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         ROWAN COMPANIES, INC.

                        By: ___/s/ William H. Wells___________
                   William H. Wells
                         Vice President - Finance and Chief Financial Officer
                     (Principal Financial Officer)

Dated: January 25, 2007